As filed with the Securities and Exchange Commission on March 25, 2026
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________________

COMSCORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	54-1955550
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11950 Democracy Drive, Suite 600 Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

COMSCORE, INC. AMENDED AND RESTATED 2018 EQUITY AND INCENTIVE COMPENSATION PLAN
(Full title of the plan)

Ashley Wright General Counsel, Corporate & Securities comScore, Inc. 11950 Democracy Drive, Suite 600 Reston, Virginia 20190
(Name and address of agent for service)

(703) 438-2000
(Telephone number, including area code, of agent for service)
___________________________________
Copies to: Scott Rubinsky Vinson & Elkins LLP 845 Texas Avenue, Suite 4700 Houston, Texas 77002

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Securities Act"). ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this "Registration Statement") is being filed for the purpose of registering the offer and sale of an additional 2,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") that may be issued pursuant to the comScore, Inc. Amended and Restated 2018 Equity and Incentive Compensation Plan (as amended from time to time, the "Plan"). Unless otherwise noted, all share information set forth herein has been adjusted to reflect the 1-for-20 reverse stock split effected by comScore, Inc. (the "Registrant") on December 20, 2023.
Except as otherwise set forth below, the contents of the registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the "Commission") on each of June 4, 2018 (File No. 333-225400), July 17, 2020 (File No. 333-239931), June 29, 2022 (File No. 333-265922), June 30, 2023 (File No. 333-273054), and June 28, 2024 (File No. 333-280562), which registered the offer and sale of 624,563 shares, an additional 480,000 shares, an additional 380,000 shares, an additional 500,000 shares, and an additional 900,000 shares, respectively, of Common Stock under the Plan, are incorporated herein by reference and made a part of this Registration Statement as permitted by General Instruction E to Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The Registrant will send or give to all participants in the Plan the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The contents of the earlier registration statements relating to the Plan, previously filed with the Commission on each of June 4, 2018 (File No. 333-225400), July 17, 2020 (File No. 333-239931), June 29, 2022 (File No. 333-265922), June 30, 2023 (File No. 333-273054) and June 28, 2024 (File No. 333-280562), are incorporated herein by reference and made a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description

4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1, as amended, filed June 12, 2007 (File No. 333-141740))

4.2
Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8, filed June 4, 2018 (File No. 333-225400))

4.3
Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant, dated March 10, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed March 15, 2021 (File No. 001-33520))

4.4
Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed June 22, 2023 (File No. 001-33520))

4.5
Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed December 27, 2023 (File No. 001-33520))

4.6
Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed June 24, 2025 (File No. 001-33520))

4.7
Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K, filed December 31, 2025 (File No. 001-33520))

4.8
Certificate of Designations of Series C Convertible Preferred Stock, par value $0.001, of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Current Report on Form 8-K, filed December 31, 2025 (File No. 001-33520))

4.9
Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2018, filed August 10, 2018 (File No. 001-33520))

5.1*	Opinion of Vinson & Elkins LLP

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Vinson & Elkins LLP (included in Exhibit 5.1 to this Registration Statement)

24.1*	Power of Attorney (included in the signature page of this Registration Statement)

99.1
comScore, Inc. 2018 Equity and Incentive Compensation Plan, as amended and restated effective as of July 9, 2020 (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed July 15, 2020 (File No. 001-33520))

99.2
First Amendment to the comScore, Inc. Amended and Restated 2018 Equity and Incentive Compensation Plan (incorporated by reference to Annex A to the Registrant's Definitive Proxy Statement on Schedule 14A, filed April 29, 2022 (File No. 001-33520))

99.3
Second Amendment to the comScore, Inc. Amended and Restated 2018 Equity and Incentive Compensation Plan (incorporated by reference to Annex A to the Registrant's Definitive Proxy Statement on Schedule 14A, filed April 28, 2023 (File No. 001-33520))

99.4
Third Amendment to the comScore, Inc. Amended and Restated 2018 Equity and Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed December 27, 2023 (File No. 001-33520))

99.5
Fourth Amendment to the comScore, Inc. Amended and Restated 2018 Equity and Incentive Compensation Plan (incorporated by reference to Annex A to the Registrant's Definitive Proxy Statement on Schedule 14A, filed April 29, 2024 (File No. 001-33520))

99.6
Fifth Amendment to the comScore, Inc. Amended and Restated 2018 Equity and Incentive Compensation Plan (incorporated by reference to Annex A to the Registrant's Definitive Proxy Statement on Schedule 14A, filed April 30, 2025 (File No. 001-33520))

107.1*	Calculation of Filing Fee Tables

*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Virginia, on March 25, 2026.

COMSCORE, INC.

By:	/s/ Mary Margaret Curry
Name:	Mary Margaret Curry
Title:	Chief Financial Officer and Treasurer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mary Margaret Curry and Ashley Wright each as his or her attorney-in-fact, with full power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or each of her substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 25, 2026.

Signatures	Title

/s/ Jonathan Carpenter	Chief Executive Officer and Director
Jonathan Carpenter	(Principal Executive Officer)

/s/ Mary Margaret Curry	Chief Financial Officer and Treasurer
Mary Margaret Curry	(Principal Financial Officer and Principal Accounting Officer)

/s/ Robert Davenport	Director
Robert Davenport

/s/ David Kline	Director
David Kline

/s/ William P. Livek	Director
William P. Livek

/s/ Matthew McLaughlin	Director
Matthew McLaughlin

/s/ Jeffrey Murphy	Director
Jeffrey Murphy

/s/ Brian Wendling	Director
Brian Wendling